Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
May 15, 1997